Exhibit  1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-12
*CUSIP:   21988G817    Class    A-1
          21988GAL0    Class    A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending April 27, 2006.

INTEREST ACCOUNT
----------------

Balance as of    April 15, 2006.....                                      $0.00
        Scheduled Income received on securities.....                      $0.00
        Unscheduled Income received on securities.....                    $0.00
        Interest portion of Call Price received April 27,         $7,572,120.18
        2006 upon exercise of Call Warrants by 100% of the
        holders thereof.....

LESS:
        Distribution to Class A-1 Holders on April 27,             -$154,000.00
        2006.....
        Distribution to Class A-2 Holders on April 27,           -$7,418,120.18
        2006.....
        Distribution to Depositor.....                                   -$0.00
        Distribution to Trustee.....                                     -$0.00
Balance as of    April 27, 2006.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    April 15, 2005.....                                      $0.00
        Scheduled Principal received on securities.....                   $0.00
        Principal portion of Call Price received April 27,       $60,000,000.00
        2006 upon exercise of Call Warrants by 100% of the
        holders thereof.....

LESS:
         Distribution of principal to Class A-1 Holders on      -$60,000,000.00
         April 27, 2006.....
         Distribution of $60,000,000 principal amount of                 -$0.00
         underlying securities to Call Warrants Holder on
         March 29, 2006.....
Balance as of    April 27, 2006.....                                      $0.00


                UNDERLYING SECURITIES HELD AS OF   April 27, 2006

         Principal
          Amount                               Title of Security
         ----------                            -----------------
              $0.00 Royal & Sun Alliance Insurance Group plc 8.95% Subordinated Guaranteed Bonds due October 15, 2029
                       *CUSIP:   78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.